EXHIBIT 99.1

For Immediate Release

SECURE AMERICA ACQUISITION CORPORATION
TRANSFERS FUNDS RAISED IN ITS INTIAL IPO

Arlington, Virginia - October 6, 2008
Secure America Acquisition Corporation (Amex: HLD) (the “Company”), announced today the details related to the funds raised in its initial public offering.  The funds have been and are currently held in a segregated trust account at SunTrust Bank, with Continental Stock Transfer & Trust Company as trustee.

On October 3, 2008, the Company determined, in light of current market uncertainties, to authorize the transfer of the funds held in the trust account from a money market fund invested in U.S. Government securities into a money market fund invested in U.S. treasuries. The transfer of the funds, which took place on October 3, 2008, was effected at par.

About Secure America Acquisition Corporation

Secure America Acquisition Corporation is a recently organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more domestic or international operating businesses in the homeland security industry, but not businesses that design, build or maintain mission-critical facilities.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements inherently involve risks and uncertainties that are detailed in the Company's prospectus and other filings with the Securities and Exchange Commission and, therefore, actual results could differ materially from those projected in the forward-looking statements. The Company assumes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact
C. Thomas McMillen
Chairman and co-CEO
Secure America Acquisition Corporation
(703) 528 7073 x 101